SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                September 6, 2001
                Date of Report (Date of earliest event reported)



                               APPLERA CORPORATION
               (Exact Name of Registrant as Specified In Charter)



          Delaware                   1-4389              06-1534213
(State or Other Jurisdiction      (Commission           (IRS Employer
       of Incorporation)            File No.)         Identification No.)



                                  301 Merritt 7
                           Norwalk, Connecticut 06851
          (Address of Principal Executive Offices, Including Zip Code)


                                 (203) 840-2000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events and Regulation FD Disclosure.

         This Form 8-K is being filed to address apparent confusion regarding a statement made by Applera Corporation ("Applera") in its press release (the "Press Release") issued July 26, 2001 regarding fiscal year fourth quarter and year end results for Applera's Applied Biosystems group. In the Press Release, Applera stated with respect to its Applied Biosystems group: "We expect diluted earnings per share for fiscal 2002 to be in the range of $0.95 to $1.00 with diluted earnings per share expected to trail the prior year in the first fiscal quarter by five or six cents." As a point of clarification, Applera notes that the reference to diluted earnings per share in the first fiscal quarter of the prior year was to diluted earnings per share of $0.19, which excluded a special gain of $0.03 per diluted share from the sale of investments.

         This clarification is not intended, nor should it be interpreted, as an update or reaffirmation of Applera's outlook for its Applied Biosystems group. Consistent with its established policy, Applera will revisit the outlook for its Applied Biosystems and Celera Genomics groups only once each quarter when financial results are announced.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     APPLERA CORPORATION



                                     By:       /s/ Dennis L. Winger
                                         ---------------------------------------
                                                   Dennis L. Winger
                                               Senior Vice President and
                                                Chief Financial Officer








Dated:  September 6, 2001